UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)           February 20, 2009
WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Republic of Panama

(State or Other Jurisdiction of Incorporation)

1-11953	98-0160660

(Commission File Number)	(IRS Employer Identification No.)

Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama

(Address of Principal Executive Offices)	(Zip Code)
+50-7-213-0947

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.
     Effective April 1, 1999, Willbros Group, Inc., a Republic of Panama corporation (the “Registrant”), entered into a Rights Agreement (the “Rights Agreement”) with Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the “Rights Agent”). On February 20, 2009, the Registrant and the Rights Agent entered into that certain First Amendment to Rights Agreement (the “First Amendment”), in connection with the Agreement and Plan of Merger dated as of December 10, 2008, by and among the Registrant, Willbros Group, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant (“Willbros Delaware”), and Willbros Merger, Inc., a Delaware corporation and wholly-owned subsidiary of Willbros Delaware (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Registrant and whereby the Registrant will be the surviving company in the merger and become a wholly owned subsidiary of Willbros Delaware (the “Merger”).
     As more fully set forth in the First Amendment, the First Amendment, among other things, provides for the termination of the Rights Agreement (except for the rights, obligations and liabilities of the Registrant and the Rights Agent set forth in Section 18 and Section 20 of the Rights Agreement) immediately prior to the effective time of the Merger. A copy of the First Amendment has been filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Amendment No. 1 to the Registration Statement on Form 8-A/A, dated February 23, 2009, and is incorporated by reference as though fully set forth herein. The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibit is filed herewith:
4	First Amendment to Rights Agreement dated as of February 20, 2009, by and between the Registrant and Mellon Investor Services LLC (incorporated herein by reference from the Registrant’s Amendment No. 1 to Registration Statement on Form 8-A/A, dated February 23, 2009).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.
Date: February 23, 2009	By:	/s/ Dennis G. Berryhill
Dennis G. Berryhill
Secretary

3